Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT,

MARKED BY [***], HAS BEEN OMITTED PURSUANT TO REGULATION S-K, ITEM 601(b)(10) BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

CREDIT AGREEMENT

Dated as of February 27, 2020,

among

CHRISTOPHER & BANKS CORPORATION,

as the Lead Borrower

For

The Borrowers Named Herein,

The Guarantors from time to time party hereto, and

ALCC, LLC,

as Lender

i

v

SCHEDULES

1.01	Borrowers
5.01	Loan Parties Organizational Information
5.05	Supplement to Interim Financial Statements
5.06	Litigation
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments
5.17	Intellectual Property Matters
5.18	Collective Bargaining Agreements
5.24	Material Contracts
6.02	Financial and Collateral Reporting
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.09	Affiliate Transactions
9.02	Lender’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Request for Loan
B	Note
C	Compliance Certificate
D	Assignment and Assumption

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of February 27, 2020 among CHRISTOPHER & BANKS CORPORATION, a Delaware corporation (the “Lead Borrower”), the Persons named on Schedule 1.01 hereto (collectively, the “Borrowers”), the Persons from time to time party hereto as Guarantors (collectively, the “Guarantors”), and ALCC, LLC, as lender (the “Lender”).

The Borrowers have requested that the Lender provide a term loan credit facility in the maximum principal amount of up to $10,000,000 and the Lender is willing to do so on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

1.01           Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ACH” means automated clearing house transfers.

“Accommodation Payment” as defined in Section 9.20(d).

“Account” means “accounts” as defined in the UCC.

“Acquisition” means, with respect to any Person (a) an investment in, or a purchase of, a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations from any Person (but not the opening of new individual Stores), in each case in any transaction or group of transactions which are part of a common plan.

“Act” shall have the meaning provided in Section 9.16.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding twenty percent (20%) or more of any class of the Equity Interests of that Person, and (iv) any other Person twenty percent (20%) or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 9.20(d).

“Anti-Corruption Laws” means the FCPA and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Approved Fund” means any Fund that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender, (c) an entity or an Affiliate of an entity that administers or manages the Lender or (d) the same investment advisor or an advisor under common control with the Lender, Affiliate or advisor, as applicable.

“Assignment and Assumption” means an assignment and assumption entered into by the Lender and an Eligible Assignee, in substantially the form of Exhibit D or any other form approved by the Lender.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease. Each lease that would have been classified and accounted for as an operating lease under GAAP as in effect on July 12, 2012 shall be excluded for purposes of the definition of Attributable Indebtedness, notwithstanding that such lease may be classified and accounted for as a capital lease after such date under GAAP due to the effect of FAS 13/ASC 840.

“Audited Financial Statements” means the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ended February 2, 2019, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Lead Borrower and its Subsidiaries, including the notes thereto.

“Blocked Account” has the meaning provided in Section 6.13(a)(ii).

“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Lender, establishing control (as defined in the UCC) of such account by the Lender or Revolving Loan Lender, as applicable, and whereby the bank maintaining such account agrees, upon receipt of notice from the Lender following the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Lender or Revolving Loan Lender, as applicable, without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with which deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof or the Revolving Loan Agreement, as applicable.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of a Loan pursuant to Section 2.01.

“Business” means designing, sourcing, marketing and selling women’s apparel, accessories, personal care products and fragrances.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Dominion Event” has the meaning ascribed to such term under the Revolving Loan Agreement as in effect on the Closing Date or as amended (including for such purpose all amendments that may affect the determination thereof and giving effect to any waiver or forbearance by the Revolving Loan Lender, in each case in a manner permitted under the terms of the Intercreditor Agreement).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change of Control” means an event or series of events by which:

(a)               any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent, or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of forty percent (40%) or more of the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)              during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Lead Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)               any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Lead Borrower, or control over the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing forty percent (40%) or more of the combined voting power of such securities; or

(d)               any “change in control” or “sale” or “disposition” or similar event as defined in any Organization Document of any Loan Party; or

(e)               the Lead Borrower fails at any time to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Lender pursuant to the Security Documents and the Revolving Loan Lender pursuant to the Revolving Loan Documents), except where such failure is as a result of a transaction permitted by the Loan Documents.

“Closing Date” means February 27, 2020.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Lender.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Lender executed by (a) a bailee or other Person in possession of Collateral, or (b) any landlord of Real Estate leased by any Loan Party, other than Stores, pursuant to which such Person (i) acknowledges the Lender’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the Lender with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Lender with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Lender as the Lender may reasonably require.

“Commitments” means the obligation of the Lender to make Delayed Draw Term Loans to the Borrowers pursuant to Section 2.01 in an aggregate amount of $10,000,000.

“Competitor” means a Person, other than a Loan Party, who directly provides products or services that are the same or substantially similar to the products or services provided by, and that constitute a material part of the business of, the Loan Parties taken as a whole.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Concentration Account” has the meaning provided in Section 6.13(c).

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Lead Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense, (iv) non-cash stock compensation, (v) Pro Forma Cost Savings and (vi) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item (in each case of or by Lead Borrower and its Subsidiaries for such Measurement Period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-recurring, non-cash items increasing Consolidated Net Income (in each case of or by Lead Borrower and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by Lead Borrower and its Subsidiaries for such Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the income (or loss) of such Person during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to such Person during such period, (c) the income (or loss) of any Person during such Measurement Period accrued prior to the date it becomes a Subsidiary of the Lead Borrower or any of its Subsidiaries or is merged into or consolidated with the Lead Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Lead Borrower or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that Lead Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Card Issuer” means any person (other than a Borrower or other Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche, World Financial Bank, and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by the Lender.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Notifications” has the meaning provided in Section 6.13(a)(i)

“Credit Party” or “Credit Parties” means (a) individually, (i) the Lender and its Affiliates, (ii) any beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (iii) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (iv) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Lender, (B) outside consultants for the Lender, (C) appraisers, (D) commercial finance examinations, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (C) any workout, restructuring or negotiations in respect of any Obligations; and (b) all customary fees and charges (as adjusted from time to time) of Lender with respect to the disbursement of funds (or the receipt of funds) to or for the account of Loan Parties (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Lender shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning provided therefor in Section 6.13(a)(iii).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Delayed Draw Term Loan” has the meaning specified in Section 2.01.

“Delayed Draw Availability Termination Date” means the date that is the second anniversary of the Closing Date.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (whether in one transaction or in a series of transactions, and including any sale and leaseback transaction and any sale, transfer, license or other disposition) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Lead Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lead Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $1,000,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of term loan credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Lender, and (ii) unless a Default or Event of Default has occurred and is continuing, the Lead Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates, Subsidiaries or (other than after the occurrence and during the continuance of a Specified Event of Default) Competitors.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Lead Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Lead Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Lead Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Lead Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 9.01 hereof.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) any U.S. federal, state or local backup withholding tax, and (d) any U.S. federal withholding tax imposed under FATCA.

“Executive Order” has the meaning set forth in Section 9.17.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facility Guaranty” means any Guarantee made by a Guarantor in favor of the Lender and the other Credit Parties, in form reasonably satisfactory to the Lender, as amended, modified, supplemented, renewed, restated or replaced.

“FATCA” means current Section 1471 through 1474 of the Code or any amended version or successor provision that is substantively similar to and, in each case, any regulations promulgated thereunder and any interpretation and other guidance issued in connection therewith.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fee Letter” means the letter agreement, dated of even date herewith, among the Borrowers and Lender.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the Saturday nearest to the last day of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the Saturday nearest to the last day of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Year” means the fiscal year ended February 1, 2020 and any subsequent period of fifty-two (52) or fifty-three (53) consecutive weeks ending on the Saturday nearest to January 31 of each calendar year.

“Foreign Assets Control Regulations” has the meaning set forth in Section 9.17.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” has the meaning specified in the introductory paragraph hereto and includes each Subsidiary of the Lead Borrower that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                net obligations of such Person under any Swap Contract;

(d)                all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created);

(e)                indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                 all Attributable Indebtedness of such Person;

(g)                all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)                all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the termination value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.07.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof, between the Lender and the Revolving Loan Lender, and acknowledged by the Loan Parties, as amended, restated, or otherwise modified from time to time.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Lead Borrower’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Inventory” has the meaning given that term in the UCC.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Joinder” means an agreement, in form satisfactory to the Lender, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Lender may determine.

“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Borrower” has the meaning specified in the introductory paragraph hereto.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lender’s Office” means, the office or offices of the Lender’s address and as appropriate, account as set forth on Schedule 9.02 or such other address or account as the Lender may from time to time notify the Lead Borrower.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means the Delayed Draw Term Loans.

“Loan Account” has the meaning assigned to such term in Section 2.10(a).

“Loan Documents” means this Agreement, the Note, the Security Documents, the Intercreditor Agreement, any Facility Guaranty, the Fee Letter, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, each as amended and in effect from time to time,

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Lead Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of the Lender under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other than existing events would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Loan Party, each contract or agreement to which such Loan Party is a party (a) that is deemed to be a material contract or material definitive agreement under any Securities Laws applicable to such Loan Party, or (b) under which the Loan Parties receive a material portion of their revenue in the ordinary course of business.

“Material Indebtedness” means (a) the Revolving Loan Obligations (it being understood that the Revolving Loan Obligations shall be deemed to be “Material Indebtedness” for so long as any Revolving Loan Obligations remain outstanding), and (b) any other Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $5,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the termination value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.

“Maturity Date” means August 3, 2023.

“Maximum Rate” has the meaning provided therefor in Section 9.09.

“Measurement Period” means, at any date of determination, the most recently completed twelve (12) Fiscal Months of the Lead Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Lead Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by a Lien permitted hereunder on the applicable asset which is senior to the Lender’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), and (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses, other taxes paid in cash in connection with the consummation of such transaction, and commissions) paid by any Loan Party to third parties (other than Affiliates); and (b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Note” means a promissory note made by the Borrowers in favor of the Lender evidencing the Loans made by the Lender, substantially in the form of Exhibit B, as may be amended, restated, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party (including payments in respect of reimbursement of disbursements and interest thereon), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs, expenses and indemnities are allowed claims in such proceeding, arising under (a) any Loan Document or otherwise with respect to any Loan, and (b) any other financing, sales, or other commercial arrangements between Lender or any of its Affiliates, on the one hand, and any of the Loan Parties and/or any Affiliate thereof, on the other hand.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning specified in Section 9.06(b).

“Payment Conditions” has the meaning ascribed thereto in the Revolving Loan Agreement as in effect on the Closing Date or as amended (including for such purpose all amendments that may affect the determination thereof and giving effect to any waiver or forbearance by the Revolving Loan Lender, on each case in a manner permitted under the terms of the Intercreditor Agreement).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Lead Borrower or any ERISA Affiliate or to which the Lead Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a)                No Default or Event of Default then exists or would arise from the consummation of such Acquisition;

(b)                Such Acquisition shall have been approved by the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c)                The Lead Borrower shall have furnished the Lender with ten (10) days’ prior written notice of such intended Acquisition and shall have furnished the Lender with a current draft of the acquisition documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Lender may reasonably require, all of which shall be reasonably satisfactory to the Lender;

(d)                Either (i) the legal structure of the Acquisition shall be acceptable to the Lender in its discretion, or (ii) the Loan Parties shall have provided the Lender with a favorable solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Lender;

(e)                After giving effect to the Acquisition, if the Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(f)                 Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or Acquisition of Equity Interests, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;

(g)                If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Guarantor, as the Lender shall determine, and the Lender shall have received a first priority security interest (or, while the Revolving Loan Obligations or any commitment to extend credit under the Revolving Loan Agreement remains outstanding, second priority security interest, subject to the Intercreditor Agreement) in such Subsidiary’s Equity Interests, Inventory, Accounts, and other personal property of the same nature as constitutes collateral under the Security Documents; and

(h)                The Loan Parties shall have satisfied the Payment Conditions.

“Permitted Disposition” means any of the following:

(a)                Dispositions of inventory in the ordinary course of business;

(b)                bulk sales or other Dispositions of the Inventory of a Loan Party not in the ordinary course of business in connection with Store closings, at arm’s length; provided, that such Store closings and related Inventory Dispositions shall not exceed (i) in any Fiscal Year of the Lead Borrower and its Subsidiaries, ten percent (10%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of new Store openings in such Fiscal Year) and (ii) in the aggregate, twenty-five percent (25%) of the number of the Loan Parties’ Stores in existence as of August 3, 2018 (net of cumulative new Store openings since such date); provided, further, that all sales of Inventory in connection with Store closings which exceed, in any Fiscal Year of the Lead Borrower and its Subsidiaries, five percent (5%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year shall be in accordance with liquidation agreements in form and substance reasonably satisfactory to the Lender; provided, however, that the consolidation of Christopher & Banks Stores and CJ Banks Stores into MPW Stores shall be excluded from such limits set forth in the foregoing provisos; provided, further that, to the extent permitted under the Intercreditor Agreement, all Net Proceeds received in connection with Store closings and related sales of Inventory are applied to the Obligations if then required in accordance with Section 2.04 hereof;

(c)                non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(d)                licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided, that, if requested by the Lender, the Lender shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Lender;

(e)                Dispositions of Equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary and is replaced with similar property having at least equivalent value;

(f)                sales, transfers and Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(g)               sales, transfers and Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

(h)               as long as no Default or Event of Default then exists or would arise therefrom, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the Equity Interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (A) such sale is made for fair market value, and (B) the proceeds of such sale are utilized to repay the Obligations.

“Permitted Encumbrances” means:

(a)                Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b)               Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in compliance with Section 6.04;

(c)               Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d)               Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)                Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f)                Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g)               Liens existing on the Closing Date and listed on Schedule 7.01 and any Permitted Refinancings thereof;

(h)               Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i)                 Liens in favor of the Lender;

(j)                 Statutory Liens of landlords and lessors in respect of rent not in default;

(k)                Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)                 Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)               Liens arising from precautionary UCC filings regarding “true” operating leases or and the consignment of goods to a Loan Party; provided, however, with respect to the consignment of goods to a Loan Party, (x) the aggregate cost of goods which may be consigned to a Loan Party at any time shall not exceed $10,000,000 in the aggregate and (y) if so requested by the Lender, the Loan Party shall cause the consignor to enter into an agreement, in form and substance satisfactory to the Lender, with the Lender and the applicable Loan Party related to such consigned goods and proceeds thereof;

(n)               voluntary Liens on property in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(o)               Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation; and

(p)               subject to the Intercreditor Agreement, Liens granted by the Loan Parties under the Revolving Loan Facility (and any Permitted Refinancings thereof) in favor of the Revolving Loan Lender.

“Permitted Indebtedness” means each of the following as long as no Default or Event of Default exists or would arise from the incurrence thereof:

(a)                Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any Permitted Refinancing thereof;

(b)                Indebtedness of any Loan Party to any other Loan Party;

(c)                Purchase money Indebtedness of any Loan Party to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof; provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $5,000,000 at any time outstanding;

(d)               obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract; provided, that, such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;” provided, further, that, the aggregate termination value with respect thereto shall not exceed $2,000,000 at any time outstanding;

(e)               Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores or other Real Estate;

(f)                Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder and any Synthetic Lease Obligations);

(g)               Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Lender;

(h)                Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

(i)                 The Obligations;

(j)                 Unsecured Indebtedness not otherwise specifically described herein in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; and

(k)                Indebtedness under the Revolving Loan Facility and any Permitted Refinancing thereof.

“Permitted Investments” means each of the following as long as no Default or Event of Default exists or would arise from the making of such Investment:

(a)                Readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof;

(b)               Commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)                Time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is the Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)               Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)               Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f)                 Investments existing on the Closing Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g)               (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties (other than the Lead Borrower), (iii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default or Event of Default has occurred and is continuing or would result from such Investment and the Payment Conditions are satisfied, additional Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties in an aggregate amount not to exceed $2,000,000;

(h)               Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)                 Guarantees constituting Permitted Indebtedness;

(j)                 Investments by any Loan Party in Swap Contracts entered into in the ordinary course of business and for bona fide business (and not speculative) purposes to protect against fluctuations in interest rates in respect of the Revolving Loan Obligations;

(k)                Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l)                 advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $250,000 to any individual at any time or in an aggregate amount not to exceed $500,000 at any time outstanding;

(m)               Investments constituting Permitted Acquisitions;

(n)                Capital contributions made by any Loan Party to another Loan Party;

(o)                Investments in accordance with that certain Christopher & Banks Corporation and Subsidiaries Investment Policy dated December 3, 2014, approved by the Audit Committee and attached hereto as part of Schedule 7.02; and

(p)                Other Investments not otherwise specifically described herein and not exceeding $1,000,000 in the aggregate at any time outstanding.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), provided, that, in the case only of a refinancing of the Revolving Loan Obligations, the principal amount thereof may be increased by an amount not to exceed $10,000,000, so long as the borrowing base under the credit facility with respect to such refinancing does not include advance rates, eligibility criteria, or other provisions which have the direct or indirect effect of providing more “availability” to Borrowers than would be afforded to them under the Revolving Loan Agreement, unless otherwise expressly permitted by the Intercreditor Agreement or consented to by the Lender in writing prior to the effectiveness of any such provisions, (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Maturity Date if the amount of such payments in any Fiscal Year would be greater than the scheduled principal payments due with respect to the Indebtedness so Refinanced during such Fiscal Year, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (f) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Credit Parties than those contained in the documentation governing the Indebtedness being Refinanced, including, without limitation, with respect to financial and other covenants and events of default, (g) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, (h) at the time thereof, no Default or Event of Default shall have occurred and be continuing, and (i) in the case of a refinancing of the Revolving Loan Obligations and the Revolving Loan Documents, all such Persons refinancing such Indebtedness shall be reasonably acceptable to the Lender and agree to be bound by the terms of the Intercreditor Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Lead Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prepayment Event” means:

(a)                Any Disposition (including pursuant to a sale and leaseback transaction but excluding Permitted Dispositions of the type described in clause (a) of the definition of “Permitted Dispositions”) of any property or asset of a Loan Party other than to another Loan Party (provided that any Disposition in an amount less than $2,000,000 prior to the occurrence of a Cash Dominion Event shall not be deemed a Prepayment Event);

(b)                Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), any property or asset of a Loan Party in an amount in excess of $2,000,000, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Lender or (ii) prior to the occurrence of a Cash Dominion Event, the proceeds therefrom are deposited into a segregated account and utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received within two hundred and seventy (270) days of the occurrence of the damage to or loss of the assets being repaired or replaced;

(c)                The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition or (iii) to any employee, director, or consultant (including under any option plan) (provided that the issuance by the Loan Parties of any Equity Interests in an amount less than $2,000,000 prior to the occurrence of a Cash Dominion Event shall not be deemed a Prepayment Event);

(d)                The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness (provided that the incurrence by the Loan Parties of any Indebtedness in an amount less than $2,000,000 prior to the occurrence of a Cash Dominion Event shall not be deemed a Prepayment Event); or

(e)                The receipt by any Loan Party of any Extraordinary Receipts (provided that any receipt by the Loan Parties of any Extraordinary Receipts in an amount less than $1,000,000 prior to the occurrence of a Cash Dominion Event shall not be deemed a Prepayment Event).

“Pro Forma Cost Savings” means, with respect to the 12-Fiscal Month period ended after the date of any pro forma event, the amount of “run rate” cost savings, operating expense reductions, other operating improvements and synergies relating to Permitted Dispositions, Permitted Acquisitions, or the implementation of operational changes and operational initiatives (including but not limited to reductions in Store count, occupancy reductions, and wholesale cost reductions) for which specified actions have been taken or are reasonably expected to be taken (in the good faith determination of the Borrowers) during such 12-Fiscal Month period that are reasonably identifiable, factually supportable and projected by the Borrowers in good faith to result from such actions, as if all such reductions in costs had been effected as of the beginning of such period, net of the amount of actual benefits realized during such period from such actions to the extent that the Lender is satisfied, in its reasonable discretion, that such cost savings, operating expense reductions, other operating improvements and synergies relating to Permitted Dispositions, Permitted Acquisitions, or the implementation of operational changes and operational initiatives is reasonably likely to result on a continuing basis in the cost savings anticipated by Borrowers. Lender hereby acknowledges and agrees that satisfactory evidence of such Pro Forma Cost Savings will be deemed to have been provided in accordance with the requirements hereof, in the case of any such savings attributable to the renegotiation of real property leases, upon the delivery by Borrower to Lender of true, correct, and complete copies of the applicable amended or replacement leases, as the case may be, with respect to the Pro Forma Cost Savings reflected therein.

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party or subject to any Lease, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Receipts and Collections” has the meaning specified in Section 6.13(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Lead Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Related Intellectual Property” means such rights with respect to the Intellectual Property of the Loan Parties as are reasonably necessary to permit the Lender to enforce its rights and remedies under the Loan Documents with respect to the Collateral, or the disposition of which would otherwise materially adversely affect the value of the Collateral of the Loan Parties.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Loan” means with respect to a Borrowing, a notice of a Borrowing which shall be substantially in the form annexed hereto as Exhibit A.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, chief accounting officer, or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Lender by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Revolving Loan Agreement” means the Second Amended and Restated Revolving Loan Agreement, dated as of July 12, 2012, as amended, as the same may be further amended, restated or otherwise modified as permitted by the Intercreditor Agreement.

“Revolving Loan Documents” means the “Loan Documents”, as defined in the Revolving Loan Agreement.

“Revolving Loan Facility” means the revolving loan and letter of credit facility under the Revolving Loan Documents and any Permitted Refinancing thereof.

“Revolving Loan Lender” means Wells Fargo Bank, National Association, as lender, and any successor lender under the Revolving Loan Facility.

“Revolving Loan Obligations” means the “ABL Obligations” as defined in the Intercreditor Agreement.

“Revolving Loan Priority Collateral” means any “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC (“SDN”), OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, or (c) any other Governmental Authority with jurisdiction over any Credit Party or any Loan Party or any of their respective Subsidiaries or Affiliates.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Lender, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.

“Security Documents” means the Security Agreement, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Lender pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, excluding the impact of intercompany assets and liabilities which are eliminated in consolidation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified Event of Default” means the occurrence of (a) any Event of Default described in Sections 8.01(f) or (b) the Lender’s exercise of any of its remedies pursuant to Section 8.02 following any other Event of Default.

“Spot Rate” has the meaning given to such term in Section 1.07 hereof.

“Store” means any retail store (which may include any owned or leased real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (i) the Maturity Date, and (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII.

“Trading with the Enemy Act” has the meaning set forth in Section 9.17.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UFCA” has the meaning specified in Section 9.20(d).

“UFTA” has the meaning specified in Section 9.20(d).

“UVTA” has the meaning specified in Section 9.20(d).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

1.02           Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)          Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds of such Obligations other than unasserted contingent indemnification Obligations.

1.03           Accounting Terms.

(a)          Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)          Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Lead Borrower shall so request, the Lender and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04           Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05           Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06           [Reserved].

1.07           Currency Equivalents Generally. Any amount specified in this Agreement (other than in Article II and Article IX,) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Lender at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Lender to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided, that the Lender may obtain such spot rate from another financial institution designated by the Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

1.08           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II

THE COMMITMENT AND LOANS

2.01            Delayed Draw Term Loans. Subject to the terms and conditions set forth herein, Lender severally agrees to fund one or more term loans in accordance with the instructions for such disbursement set forth in the applicable Request for Loan (each, a “Delayed Draw Term Loan”) prior to the Delayed Draw Availability Termination Date in an aggregate amount not to exceed $10,000,000 with respect to all Delayed Draw Term Loans; provided, that, the Lead Borrower shall have provided not less than five (5) Business Days’ prior written notice to Lender of its desire to borrow any Delayed Draw Term Loan other than the Loan advanced on the Closing Date. Any portion of each Delayed Draw Term Loan that is repaid or prepaid may not be re-borrowed. Each Borrowing of a Delayed Draw Term Loan shall be in a principal amount of $1,000,000 or a whole multiple thereof. There may not be more than ten (10) Borrowings of Delayed Draw Term Loans hereunder. The Commitment of Lender with respect to Delayed Draw Term Loans shall be automatically and permanently reduced (i) on the date of each Delayed Draw Term Borrowing by the amount of such Borrowing, and (ii) to zero on the Delayed Draw Availability Termination Date.

2.02           [Reserved].

2.03           [Reserved].

2.04           Prepayments.

(a)       The Borrowers may, upon irrevocable notice from the Lead Borrower to the Lender, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided, that (i) such notice must be received by the Lender not later than 11:00 a.m. two (2) Business Days prior to any date of prepayment, (ii) any prepayment shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)       Subject to the terms of the Intercreditor Agreement, the Borrowers shall prepay the Loan in an amount equal to the Net Proceeds received by a Loan Party on account of a Prepayment Event described in clause (a) of the definition of Prepayment Event; provided that, so long as any Revolving Loan Obligations remain outstanding or there are any commitments to lend under the Revolving Loan Agreement, Net Proceeds of Revolving Loan Priority Collateral may be applied as required under the Revolving Loan Agreement to the extent such proceeds are actually applied to repay the Revolving Loan Obligations, and the amount of any required prepayment of the Loan will be reduced by the amount so applied. Subject to the terms of the Intercreditor Agreement, the Borrowers shall prepay the Loan with the Net Proceeds received by a Loan Party on account of a Prepayment Event resulting from any casualty, condemnation or other loss as set forth in clause (b) of the definition of Prepayment Event; provided that, so long as the Revolving Loan Agreement remains in effect, Net Proceeds of Revolving Loan Priority Collateral may be applied as required under the Revolving Loan Agreement to the extent that such proceeds are actually applied to repay the Revolving Loan Obligations, and the amount of any required prepayment of the Loan will be reduced by the amount so applied. So long as no Revolving Loan Obligations remain outstanding, the Borrowers shall prepay the Obligations with the Net Proceeds received by a Loan Party on account of a Prepayment Event resulting from any sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests as set forth in clause (c) of the definition of Prepayment Event. So long as no Revolving Loan Obligations remain outstanding, the Borrowers shall prepay the Obligations with the Net Proceeds received by a Loan Party on account of a Prepayment Event resulting from any incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness as set forth in clause (d) of the definition of Prepayment Event. Subject to the terms of the Intercreditor Agreement, the Borrowers shall prepay the Obligations with the Net Proceeds received by a Loan Party on account of a Prepayment Event resulting from the receipt by any Loan Parties or any of its Subsidiaries of Extraordinary Receipts as set forth in clause (e) of the definition of Prepayment Event; provided that, so long as the Revolving Loan Agreement remains in effect, Net Proceeds of Revolving Loan Priority Collateral may be applied as required under the Revolving Loan Agreement to the extent that such proceeds are actually applied to repay the Revolving Loan Obligations, and the amount of any required prepayment of the Loan will be reduced by the amount so applied.

2.05           [Reserved].

2.06           Repayment of Loans. Commencing on the first Business Day of the thirteenth month following the making of a Delayed Draw Term Loan and continuing on the first Business Day of each month thereafter, the Borrower shall repay to the Lender the principal amount of the applicable Delayed Draw Term Loan in an amount which is the monthly payment required to amortize the then current outstanding principal balance of the applicable Delayed Draw Term Loan, on a straight-line basis based upon a five (5) year amortization period. In all events, the Borrower shall repay to the Lender on the Termination Date the aggregate principal amount of Loans outstanding on such date.

2.07           Interest.

(a)       Subject to the provisions of Section 2.07(b) below, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum of ten percent (10%).

(b)       If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate three percentage points (3%) in excess of the otherwise applicable rate of interest hereunder to the fullest extent permitted by applicable Laws.

(c)       Interest on each Loan shall be due and payable in arrears on the first Business Day of each month, commencing April 1, 2020 and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

2.08           Fees. The Borrower shall pay to the Lender the fees set forth in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason or under any circumstances whatsoever.

2.09           Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 365/366-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11, bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10           Evidence of Debt.

(a)       The Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender (the “Loan Account”) in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lender to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender, the Borrowers shall execute and deliver to the Lender a Note, which shall evidence the Lender’s Loans in addition to such accounts or records. The Lender may attach schedules to the Note and endorse thereon the date, amount and maturity of the Loans and payments with respect thereto. Upon receipt of an affidavit of the Lender as to the loss, theft, destruction or mutilation of the Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of the Lender, in the same principal amount thereof and otherwise of like tenor.

(b)       Lender shall render monthly statements regarding the Loan Account to the Lead Borrower including principal, interest, fees, and including an itemization of all charges and expenses constituting Credit Party Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Credit Parties unless, within thirty (30) days after receipt thereof by the Lead Borrower, the Lead Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

2.11           Payments Generally. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Lender, at the Lender’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m., at the option of the Lender, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

Article III

TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF LEAD BORROWER

3.01           Taxes.

(a)       Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)       Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)       Indemnification by the Loan Parties. The Loan Parties shall indemnify the Lender within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by the Lender shall be conclusive absent manifest error.

(d)       Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority pursuant to this Section, the Lead Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)       Treatment of Certain Refunds. If the Lender determines in its reasonable discretion that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02           [Reserved].

3.03           [Reserved].

3.04           [Reserved].

3.05           [Reserved].

3.06           Mitigation Obligations; Replacement of Lender. If Borrowers are required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, then the Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 in the future, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

3.07           Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Commitment and repayment of all Obligations hereunder.

3.08           Designation of Lead Borrower as Borrowers’ Agent.

(a)       Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Loans, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Loans so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Loans are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b)       Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c)       The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Delayed Draw Term Loan. Neither the Lender nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

Article IV

CONDITIONS PRECEDENT TO LOANS

4.01           Conditions of Initial Delayed Draw Term Loan. The obligation of the Lender to make its initial Delayed Draw Term Loan hereunder and the effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a)       The Lender’s receipt of the following, each of which shall be originals or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the Lender, as applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender:

(i)         executed counterparts of this Agreement sufficient in number for distribution to the Lender and the Lead Borrower;

(ii)        the Intercreditor Agreement, executed and delivered by the parties thereto;

(iii)       a Note executed by the Borrowers in favor of the Lender;

(iv)       [reserved];

(v)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(vi)      copies of each Loan Party’s Organization Documents and such other documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(vii)      a favorable opinion of Dorsey & Whitney LLP, counsel to the Loan Parties, addressed to the Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Lender may reasonably request;

(viii)     a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(ix)       evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Lender required under the Loan Documents have been obtained and are in effect;

(x)        [reserved];

(xi)       all other Loan Documents required to be executed pursuant to the terms hereof as of such date, each duly executed by the applicable Loan Parties;

(xii)       results of searches or other evidence reasonably satisfactory to the Lender (in each case dated as of a date reasonably satisfactory to the Lender) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances;

(xiii)      all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Lender to be filed, registered or recorded to create or perfect the second priority, or in the case of Term Priority Collateral (as defined in the Intercreditor Agreement) first priority (subject to the Intercreditor Agreement) Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Lender, (B) the DDA Notifications, Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.13 hereof, (C) control agreements with respect to the Loan Parties’ material securities and investment accounts, and (D) Collateral Access Agreements as required by the Lender (but in no event with respect to any Store); and

(xiv)     such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

(b)       The Lender shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the Audited Financial Statements.

(c)       [Reserved].

(d)       There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e)       There shall not have occurred any default of any Material Contract of any Loan Party the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f)        The consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.

(g)       All fees and expenses required to be paid to the Lender on or before the Closing Date shall have been paid in full.

(h)       The Borrowers shall have paid all fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Closing Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Lender).

(i)        The Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(j)        No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

(k)       There shall not have occurred any disruption or material adverse change in the United States financial or capital markets in general that has had, in the reasonable opinion of the Lender, a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

(l)        The Closing Date shall have occurred on or before February 27, 2020. The Lender shall notify the Lead Borrower of the Closing Date, and such notice shall be conclusive and binding on the Loan Parties.

4.02           Conditions to all Loans. The obligation of the Lender to honor any Request for Loan is subject to the following conditions precedent:

(a)       The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Delayed Draw Term Loan, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) in the case of any representation or warranty qualified by materiality, such representation or warranty shall be true and correct in all respects, (subject to such qualification), (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (iv) for purposes of this Section 4.02, the representations and warranties with respect to any Schedules shall be deemed to refer to the most recently updated Schedules furnished by the Lead Borrower pursuant to Section 6.14(b) and accepted by the Lender in writing;

(b)       No Default or Event of Default shall exist, or would result from such proposed Delayed Draw Term Loan or from the application of the proceeds thereof;

(c)       Borrowers shall be in compliance on a pro forma basis with the financial covenants set forth in Section 7.15 hereof, if applicable, for the four consecutive Fiscal Quarter period most recently then ended as if the requested Delayed Draw Term Loan had been made on the last day of such four (4) consecutive Fiscal Quarter period.

(d)       The Lender shall have received a Request for Loan in accordance with the requirements hereof; and

(e)       No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred since the date of the Audited Financial Statements.

Article V

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans, each Loan Party represents and warrants to the Credit Parties that:

5.01           Existence, Qualification and Power. Each Loan Party (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02           Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Lender under the Security Documents); or (d) violate any Law.

5.03           Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first or second priority (as applicable and subject to the Intercreditor Agreement) nature thereof) or (b) such as have been obtained or made and are in full force and effect.

5.04           Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05           Financial Statements; No Material Adverse Effect.

(a)       The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other material liabilities, direct or contingent, of the Lead Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)       The unaudited Consolidated and consolidating balance sheet of the Lead Borrower and its Subsidiaries dated November 2, 2019, and the related Consolidated and consolidating statements of income or operations, and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all Material Indebtedness.

(c)       Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)       To the best knowledge of the Lead Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect (i) in any financial information delivered or to be delivered to the Lender, (ii) [reserved], (iii) of covenant compliance calculations provided hereunder or (iv) of the assets, liabilities, financial condition or results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis.

(e)       The Consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Lead Borrower and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.

5.06           Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and since the Closing Date, there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06.

5.07           No Default. No Loan Party is in default under or with respect to, or party to, any Material Contract or any Material Indebtedness. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08           Ownership of Property; Liens.

(a)       Each of the Loan Parties has good record and marketable title in fee simple to or valid leasehold interests in, all Real Estate necessary or used in the ordinary conduct of its business. Each of the Loan Parties has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.

(b)       Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date. Each Loan Party has good, marketable and insurable fee simple title to the Real Estate owned by such Loan Party, free and clear of all Liens, other than Permitted Encumbrances. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date. Each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof, except as could not reasonably be expected to have a Material Adverse Effect.

(c)       Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party, other than statutory or common law Liens against or by landlords of the Stores, showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party subject thereto. The property of each Loan Party is subject to no Liens, other than Permitted Encumbrances.

(d)       Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

(e)       Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity thereof.

5.09           Environmental Compliance.

(a)       Except as specifically disclosed in Schedule 5.09, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) has a Responsible Officer with knowledge of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)       Except as otherwise set forth in Schedule 5.09, (i) none of the properties currently owned by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, and (ii) to the knowledge of any Responsible Officer of any Loan Party none of the properties currently operated or formerly owned by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property in connection with any matter for which any Loan Party would have any material liability; there are not and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed by any Loan Party in violation of any Environmental Laws on any property currently owned or operated by any Loan Party or, to the knowledge of any Responsible Officer of any Loan Party, on any property formerly owned by any Loan Party; there is no friable asbestos or friable asbestos-containing material on any property currently owned or operated by any Loan Party; and Hazardous Materials have not been released, discharged or disposed of by any Loan Party in violation of any Environmental Laws on any property currently owned or operated or formerly owned by any Loan Party.

(c)       Except as otherwise set forth on Schedule 5.09, no Loan Party is undertaking, and no Loan Party has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party.

5.10           Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11           Taxes. The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect. No Loan Party is a party to any tax sharing agreement.

5.12           ERISA Compliance.

(a)       Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan.

(b)       There are no pending or, to the best knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)       (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, in each case except as could not reasonably be expected to result in a Material Adverse Effect.

5.13           Subsidiaries; Equity Interests. The Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents and those in favor of the Revolving Loan Lender created under the Revolving Loan Documents. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents and those in favor of the Revolving Loan Lender under the Revolving Loan Documents. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14           Margin Regulations; Investment Company Act.

(a)       No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)       None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15           Disclosure. Each Loan Party has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof.

5.16          Compliance with Laws. Each of the Loan Parties is in compliance (a) in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (b) with Sections 9.16 and 9.17 hereof.

5.17           Intellectual Property; Licenses, Etc. The Loan Parties own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Lead Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Lead Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18           Labor Matters. There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18, no Loan Party is a party to or bound by any collective bargaining agreement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

5.19           Security Documents.

(a)       The Security Agreement creates in favor of the Lender, for the benefit of the Secured Parties (as defined in the Security Agreement) referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule II of the Security Agreement. Upon such filings and/or the obtaining of “control” (as defined in the UCC), the Lender will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person (other than to the extent subject to the Intercreditor Agreement, the Revolving Loan Lender with respect to the Revolving Loan Priority Collateral).

(b)       When the Security Agreement (or a short form thereof) is filed in the United States Patent and Trademark Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified in Schedule II of the Security Agreement, the Lender shall have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office may be necessary to perfect a Lien on registered trademarks and trademark applications acquired by the Loan Parties after the Closing Date).

5.20           Solvency. After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Delayed Draw Term Loan, as well as the extensions of credit to be made under the Revolving Loan Agreement, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21           Deposit Accounts; Credit Card Arrangements.

(a)       Annexed to the Revolving Loan Agreement (in effect as of the Closing Date) as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

(b)       Annexed to the Revolving Loan Agreement (in effect as of the Closing Date) as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.22           Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23           Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.

5.24           Material Contracts. Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Lender on or before the Closing Date or the Closing Date, as applicable. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

5.25           Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.26           OFAC; Sanctions.

No Loan Party nor any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) to the knowledge of such Loan Party, derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects. No proceeds of any Loan made will be used directly, or to the knowledge of any Loan Party, indirectly, to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws by any Person (including any Credit Party or other individual or entity participating in any transaction).

Article VI
AFFIRMATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which a claim has not been asserted), the Loan Parties shall:

6.01           Financial Statements. Deliver to the Lender, in form and detail satisfactory to the Lender:

(a)       as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Lead Borrower, a Consolidated and consolidating balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and unqualified opinion of Deloitte & Touche LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) if required by the SEC, an opinion of Deloitte & Touche LLP or such other Registered Public Accounting Firm independently assessing Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Lender do not object, and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Lead Borrower and its Subsidiaries;

(b)       as soon as available, but in any event on or before the third Friday (or if such day is not a Business Day, on the next succeeding Business Day) after the end of each of the Fiscal Months of each Fiscal Year of the Lead Borrower, a Consolidated and consolidating balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated and consolidating statements of income or operations, and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the budget delivered pursuant to Section 6.01(c) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Lead Borrower and its Subsidiaries; and

(c)        as soon as available, but in any event no more than forty-five (45) days after the end of each Fiscal Year of the Lead Borrower, budgets prepared by management of the Lead Borrower and approved by the board of directors of the Lead Borrower, in form satisfactory to the Lender, of consolidated balance sheets and statements of income or operations and cash flows of the Lead Borrower and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such budget with respect to such Fiscal Year.

6.02           Certificates; Other Information. Deliver to the Lender, in form and detail satisfactory to the Lender:

(a)        [Reserved];

(b)       concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

(c)        [Reserved];

(d)        promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(e)        promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Lead Borrower, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Lender pursuant hereto;

(f)         the financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(g)        promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to Section 6.01 or any other clause of this Section 6.02;

(h)        as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Lender may reasonably specify;

(i)         promptly after the Lender’s request therefor, copies of all Material Contracts and documents evidencing Material Indebtedness;

(j)         promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any other matter which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(k)        [Reserved]; and

(l)         promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Sections 6.01(a) or 6.01(b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 9.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender); provided, that: (i) the Lead Borrower shall deliver paper copies of such documents to the Lender upon request to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender and (ii) the Lead Borrower shall notify the Lender (by electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Lender.

6.03           Notices. Promptly notify the Lender:

(a)        of the occurrence of any Default or Event of Default;

(b)       of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)        of any breach or non-performance of, or any default under, a consignment agreement or a Material Contract or with respect to Material Indebtedness of any Loan Party thereof;

(d)       of any material dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority or the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(e)        of the occurrence of any ERISA Event;

(f)        of any material change in accounting policies or financial reporting practices by any Loan Party;

(g)       of any change in any Loan Party’s senior executive officers;

(h)       of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(i)        of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(j)         of the filing of any Lien for unpaid Taxes against any Loan Party;

(k)        of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(l)         of any transaction of the nature contained in Article VII hereof; and

(m)      of any failure by any Loan Party to pay rent at (i) any distribution centers or warehouses; (ii) ten percent (10%) or more of such Loan Party’s locations; or (iii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04           Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (d) no Lien has been filed with respect thereto and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

6.05           Preservation of Existence, Etc. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.

6.06           Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07           Maintenance of Insurance.

(a)        Maintain with financially sound and reputable insurance companies reasonably acceptable to the Lender not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Lender.

(b)        Cause fire and extended coverage policies maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to Real Estate) and lenders’ loss payable clause (regarding personal property), as Lender’s interest may appear, in form and substance satisfactory to the Lender, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Lender or the Revolving Loan Lender, as applicable, pursuant to and in accordance with the Intercreditor Agreement, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Lender may reasonably require from time to time to protect the interests of the Credit Parties.

(c)        Cause commercial general liability policies to be endorsed to name the Lender as an additional insured.

(d)       Cause business interruption policies to name the Lender as a loss payee, as its interests may appear, and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Lender, (ii) a provision to the effect that none of the Loan Parties, the Lender or any other Credit Party shall be a co-insurer and (iii) such other provisions as the Lender may reasonably require from time to time to protect the interests of the Credit Parties.

(e)        Cause each such policy referred to in this Section 6.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Lender (giving the Lender the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Lender.

(f)        Deliver to the Lender, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Lender, including an insurance binder) together with evidence satisfactory to the Lender of payment of the premium therefor.

(g)       [Reserved].

(h)       Maintain for themselves, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Lender furnish the Lender certificates evidencing renewal of each such policy.

(i)         Permit any representatives that are designated by the Lender to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby.

(j)         None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

6.08           Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09           Books and Records; Accountants.

(a)        (i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties.

(b)       At all times retain Deloitte & Touche LLP or another Registered Public Accounting Firm which is reasonably satisfactory to the Lender and shall instruct Deloitte & Touche LLP or such other Registered Public Accounting Firm to cooperate with, and be available to, the Lender or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of Deloitte & Touche LLP or such other Registered Public Accounting Firm, as may be raised by the Lender.

6.10           Inspection Rights. Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, and permit the Lender or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Lender to conduct evaluations of the Loan Parties’ business plan, forecasts and cash flows, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that when a Default or Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

6.11           Use of Proceeds. Use the proceeds of the Loans (a) to finance the acquisition of assets of the Borrowers in the ordinary course of business, including the purchase of inventory and equipment, (b) to finance Capital Expenditures of the Borrowers in an amount for any Fiscal Year not to exceed the projected annual amount set forth in Borrowers’ Capital Expenditures budget for that Fiscal Year (including with respect to any and all new store openings), plus $500,000; provided, that the Capital Expenditures budget shall be in form and substance substantially similar to Borrowers’ Capital Expenditure budget for the Fiscal Year ending January 30, 2021 and acceptable to the Lender (it being understood and agreed that (i) Lender has reviewed and accepted the Borrowers’ Capital Expenditures budgets for the Fiscal Years 2020 and 2021, as delivered by the Borrowers prior to the Closing Date, and (ii) Lender shall not unreasonably withhold, condition, or delay its acceptance of an amendment or modifications in the normal course of the Borrowers’ business to the Borrowers’ Capital Expenditures budgets for the Fiscal Years ending 2020 and 2021), (c) for general corporate purposes of the Loan Parties, in each case to the extent not prohibited under applicable Law or the Loan Documents, (d) redeem or otherwise acquire Equity Interests in the Lead Borrower in accordance with Section 7.06, provided, that such Equity Interests are promptly retired immediately upon such redemption or acquisition; and (e) repayment of the FILO Loan (as defined in the Revolving Loan Agreement) prior to giving effect to the amendment of such Revolving Loan Agreement being entered into on the date hereof.

6.12           Additional Loan Parties. Notify the Lender at the time that any Person (x) becomes a Subsidiary, and in each case promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) which is not a CFC, to (i) become a Loan Party by executing and delivering to the Lender a Joinder to this Agreement or a Facility Guaranty or such other documents as the Lender shall deem appropriate for such purpose, (ii) grant a Lien to the Lender on such Person’s assets of the same type that constitute Collateral to secure the Obligations, and (iii) deliver to the Lender documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and, upon the reasonable request of the Lender, customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary) in each case in form, content and scope reasonably satisfactory to the Lender. In no event shall compliance with this Section 6.12 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

6.13           Cash Management.

(a)        Comply in all respects with Section 6.13 of the Revolving Loan Agreement, provided, however, that if the Revolving Loan Facility is terminated, contemporaneously with or within five (5) Business Days after the termination of the Revolving Loan Facility, the Loan Parties shall:

(i)               deliver to the Lender true, correct, and complete copies of notifications (each, a “Credit Card Notification”) in form and substance reasonably satisfactory to the Lender which have been executed on behalf of such Loan Party and delivered to such Loan Party’s Credit Card Issuers and Credit Card Processors as of such date; and

(ii)               deliver to the Lender true, correct, and complete copies of each Blocked Account Agreement executed on behalf of such Loan Party with each Blocked Account Bank (collectively, the “Blocked Accounts”) pursuant to the Revolving Loan Agreement; and

(iii)            deliver to the Lender true, correct, and complete copies of notifications (each, a “DDA Notification”) in form and substance reasonably satisfactory to the Lender which have been executed on behalf of such Loan Party and delivered to each depository institution with which the Borrowers have one or more DDAs as of such date.

(b)       If the Revolving Loan Facility is terminated, the Loan Parties shall continue to maintain cash management arrangements, reporting, and remittance in each case pursuant to and in accordance with the terms of Section 6.13 of the Revolving Loan Agreement as in effect immediately prior to such termination, except that the Borrowers shall not be required to ACH or wire transfer to Lender, except as otherwise provided in this Agreement or unless an Event of Default has occurred and is continuing, the following:

(i)               amounts on deposit in its DDAs, payments from Credit Card Processors and Credit Card Issuers and proceeds of all credit card charges;

(ii)               cash receipts from the Disposition of Inventory and other assets (whether or not constituting Collateral) (other than cash kept in Stores in the ordinary course of business consistent with the Borrowers’ policies as in effect on the Closing Date); and

(iii)             proceeds of Accounts, Net Proceeds, or other cash payments received by a Loan Party from any Person or from any source or on account of any Disposition or other transaction or event, including, without limitation, any Prepayment Event.

(c)        Each Blocked Account Agreement shall require that if the Revolving Loan Facility is terminated, upon notice from Lender, which notice shall be delivered only after the occurrence and during the continuance of an Event of Default, the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Lender (such account, the “Concentration Account”), of all cash receipts and collections received by each Loan Party from all sources (the “Receipts and Collections”), including, without limitation, the following:

(i)               the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $5,000.00, as may be kept in the subject Blocked Account under the Borrowers’ policies as in effect on the Closing Date);

(ii)               all amounts required to be deposited into the Blocked Accounts pursuant to clause (b) above; and

(iii)             any other cash amounts received by any Loan Party from any other source, on account of any type of transaction or event;

provided, however, the Lender may, in its sole discretion, permit the Loan Parties to maintain one or more “intermediate” Blocked Account Agreements, pursuant to the terms of which, upon notice from the Lender to the blocked account bank (which notice shall be delivered only after the occurrence and during the continuance of a Cash Dominion Event), the ACH or wire transfer of all Receipts and Collections to another Blocked Account (as distinguished from the Concentration Account) shall be effective (irrespective of whether any Obligations are then outstanding) no less frequently than daily.

(d)        If the Revolving Loan Facility is terminated, the Concentration Account shall at all times be subject to a control agreement in favor of the Lender. The Loan Parties hereby acknowledge and agree that, if the Revolving Loan Facility is terminated and an Event of Default has occurred and is continuing, (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations hereunder and of the Obligations (as defined in the Revolving Credit Agreement), and (iii) to the extent determined by the Lender, the funds on deposit in the Concentration Account shall be applied to the Obligations. In the event that, notwithstanding the provisions of this Section 6.13, if the Revolving Loan Facility is terminated and an Event of Default has occurred and is continuing, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections, such receipts and collections shall be held in trust by such Loan Party for the Lender, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Lender.

(e)       If the Revolving Loan Facility is terminated, contemporaneously with or within five (5) Business Days after the termination of the Revolving Loan Facility, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Lender not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.14           Information Regarding the Collateral.

(a)        Furnish to the Lender at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), excluding Store locations; (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected first or second priority (as applicable and subject to the Intercreditor Agreement) security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

(b)        Should any of the information on any of the Schedules hereto (other than Schedule 5.08(b)(2)) become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall advise the Lender in writing of such revisions or updates as may be necessary or appropriate to update or correct the same. From time to time as may be reasonably requested by the Lender (which request shall not be made (i) more than one (1) time in each Fiscal Quarter with respect to Schedule 5.08(b)(2) and (ii) more than two (2) times in any Fiscal Year with respect to all other Schedules, in each case so long as no Default or Event of Default has occurred and is continuing), the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default or Event of Default resulting from the matters disclosed therein.

6.15           Physical Inventories.

(a)        Cause not less than one (1) physical inventory to be undertaken, at the expense of the Loan Parties, in each Fiscal Year, and cycle counts, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Revolving Loan Lender and following such methodology as is consistent with past practices. The Revolving Loan Lender, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Lead Borrower, within thirty (30) days following the completion of such inventory, shall provide the Revolving Loan Lender with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b)       Permit the Revolving Loan Lender, in its discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Revolving Loan Lender determines (each, at the expense of the Loan Parties).

(c)       Request that the Revolving Loan Lender provide to Lender all information, reports, compilations, and materials received and/or prepared by Revolving Loan Lender or its agents pursuant to Sections 6.15(a) and 6.15(b) of the Revolving Loan Agreement (as in effect on the date hereof or as otherwise amended in accordance with the terms of the Revolving Loan Agreement), in each case within five (5) Business Days after its receipt or preparation thereof, as the case may be.

6.16           Environmental Laws. (a) Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.17           Further Assurances.

(a)       Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions including the filing and recording of financing statements and other documents (with respect to, among other things, any filing with the United Stated Copyright Office in connection with the Borrowers’ copyrights), that may be required under any applicable Law, or which the Lender may request, to grant, preserve, protect, perfect or enforce the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Lender, from time to time upon request, evidence satisfactory to the Lender as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)       If any material assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected first-priority Lien (or, with respect to the Revolving Loan Priority Collateral, second-priority) subject to Permitted Encumbrances) under the Security Documents upon acquisition thereof), notify the Lender thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by the Lender to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.17 if such transaction was not otherwise expressly permitted by this Agreement.

(c)       Upon the request of the Lender, cause any of its landlords to deliver a Collateral Access Agreement to the Lender in such form as the Lender may reasonably require; provided, that, (i) the foregoing will not apply to Store locations, and (ii) modification of existing Collateral Access Agreements for the Borrowers’ distribution centers located in Plymouth, Minnesota and Shepardsville, Kentucky in favor of Revolving Loan Lender to add provisions that account for the interest of the Lender consistent with the terms of the Intercreditor Agreement shall satisfy the requirements of this Section 6.17(c).

(d)       Upon the request of the Lender, execute any and all further documents, agreements and instruments, and take all such further actions (including the filing of the Security Agreement or a short form thereof in the United States Copyright Office or United States Patent and Trademark Office), that may be required under any applicable Law or which the Lender may request in order for the Lender to have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in any registered copyright and copyright application that is material to the Business.

(e)       Borrowers shall establish not later than sixty (60) days after the Closing Date a designated account, subject to an account control agreement in form and substance reasonably satisfactory to the Lender (the “Term Loan Priority Account”), pursuant to which all Net Proceeds of Term Loan Priority Collateral shall be applied first to the Obligations hereunder pursuant to and in accordance with the terms of the Intercreditor Agreement.

6.18           Compliance with Terms of Leaseholds. Except as otherwise expressly permitted hereunder, (a) make all payments and otherwise perform all obligations in respect of all Leases to which any Loan Party is a party, and keep such Leases in full force and effect, (b) not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled, and (c) notify the Lender of any default by any party with respect to such Leases and cooperate with the Lender in all respects to cure any such default, in each case to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.19           Material Contracts. (a) Perform and observe all material terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect (except to the extent such Person elects to terminate the same in accordance with its terms and so notifies the Lender and, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect, makes reasonable arrangements for a suitable replacement of the same), (c) enforce each such Material Contract in accordance with such Person’s reasonable business judgment, (d) take all such action to such end as may be from time to time reasonably requested by the Lender in its permitted discretion, and (e) upon the reasonable request of the Lender, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party is entitled to make under such Material Contract.

6.20           OFAC; Sanctions. Each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

6.21           Credit Card Processors. The Loan Parties shall comply in all respects with Section 6.21 of the Revolving Loan Agreement, provided, however, that if the Revolving Loan Facility is terminated, contemporaneously with or within five (5) Business Days of the termination of the Revolving Loan Facility, the Lead Borrower will, and will cause its Subsidiaries to (a) comply in all material respects with all obligations of such Person under each credit card processing agreement to which such Person is a party, (b) maintain each credit card processing agreement as in effect prior to such termination in full force and effect (except to the extent such Person elects to terminate the same in accordance with the terms thereof and so notifies the Lender) and take or cause to be taken all actions necessary to maintain, preserve and protect the rights and interests of the Lender in all material respects with respect to all such agreements, and (c) promptly notify the Lender of the entry by such Person into any credit card processing agreement with any Credit Card Processor or Credit Card Issuer after such date and deliver to the Lender a copy of the Credit Card Notification delivered to each such Credit Card Processor or Credit Card Issuer contemporaneously with the entry by such Person into such credit processing agreement.

Article VII

NEGATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which a claim has not been asserted), no Loan Party shall, directly or indirectly:

7.01           Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets (including, among other things, any of the Borrowers’ copyrights) or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02           Investments. Make any Investments, except Permitted Investments.

7.03           Indebtedness; Disqualified Stock. (a) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness; (b) issue Disqualified Stock; or (c) issue and sell any other Equity Interests unless (i) such Equity Interests shall be issued solely by the Lead Borrower and not by a Subsidiary of a Loan Party, (ii) such Equity Interests shall not be subject to redemption other than redemption at the option of the Loan Party issuing such Equity Interests and in accordance with the limitations contained in this Agreement, and (iii) all Restricted Payments in respect of such Equity Interests are permitted pursuant to Section 7.06.

7.04           Fundamental Changes. Merge, dissolve, divide, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)       any Subsidiary which is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)       any Subsidiary which is a Loan Party may merge into any Subsidiary which is a Loan Party or into a Borrower, provided that in any merger involving a Borrower, such Borrower shall be the continuing or surviving Person;

(c)       in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and such Person shall become a Loan Party in accordance with the provisions of Section 6.12 hereof, and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and

(d)       any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party.

7.05           Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.

7.06           Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)       each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party, including at such time as a Default or an Event of Default shall have occurred and is continuing;

(b)       the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)       if the Payment Conditions are satisfied, the Loan Parties and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it;

(d)       if the Payments Conditions are satisfied, the Lead Borrower may declare or pay cash dividends to its stockholders;

(e)       [Reserved];

(f)        any transaction expressly permitted pursuant to Section 7.09(f); and

(g)       so long as no Default or Event of Default has occurred and is continuing or would result from the making of any such Restricted Payment, the Loan Parties may make Restricted Payments in an amount not to exceed $2,000,000 in the aggregate during the term of the Loan.

7.07           Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness (other than Revolving Loan Obligations, which the Loan Parties shall be permitted, without condition, to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity), except (i) as long as no Default or Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than Revolving Loan Obligations), (ii) voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness (excluding on account of the Revolving Loan Obligations) as long as the Payment Conditions are satisfied, and (iii) Permitted Refinancings of any such Indebtedness.

7.08           Change in Nature of Business. Engage in any line of business substantially different from the Business conducted by the Loan Parties on the Closing Date or any business substantially related or incidental thereto.

7.09           Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that, the foregoing restriction shall not apply to (a) a transaction between or among the Loan Parties, (b) transactions described on Schedule 7.09 hereto, (c) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees, (d) the issuance of Equity Interests in the Lead Borrower to any officer, director, employee or consultant of the Lead Borrower or any of its Subsidiaries, (e) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Lead Borrower or any of its Subsidiaries, and (f) any issuances of securities of the Lead Borrower (other than Disqualified Stock and other Equity Interests not permitted hereunder) or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, severance agreements, retention plans, employment agreements, deferred compensation agreements, stock options, restricted stock agreements and stock ownership plans (in each case in respect of Equity Interests in the Lead Borrower) of the Lead Borrower or any of its Subsidiaries.

7.10           Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document or the Revolving Loan Documents (subject to and in accordance with the Intercreditor Agreement)) that: (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Lender; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (f) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11           Use of Proceeds. Use the proceeds of any Delayed Draw Term Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, (b) to make any payments to a Sanctioned Entity or a Sanctioned Person, to finance any investments in a Sanctioned Entity or a Sanctioned Person, to fund any operations of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, (c) for any purpose which would breach any Anti-Corruption Laws or Anti-Money Laundering Laws, or (d) for purposes other than those permitted under this Agreement.

7.12           Amendment of Material Documents. Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner adverse to the Credit Parties, or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder) to the extent that such amendment, modification or waiver would result in a Default or Event of Default under any of the Loan Documents, would be materially adverse to the Credit Parties or otherwise would be reasonably likely to have a Material Adverse Effect; provided, that, the foregoing restrictions shall not apply to the Revolving Loan Documents, which may be amended and modified solely to the extent in accordance with the terms of the Intercreditor Agreement.

7.13           Fiscal Year. Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

7.14           Deposit Accounts; Credit Card Processors. Open new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Revolving Loan Lender appropriate DDA Notifications (to the extent requested by Revolving Loan Lender pursuant to the provisions of Section 6.13 of the Revolving Loan Agreement as in effect on the Closing Date or as amended in a manner permitted under the terms of the Intercreditor Agreement) or Blocked Account Agreements consistent with the provisions of Section 6.13 of the Revolving Loan Agreement as in effect on the Closing Date or as amended in a manner permitted under the terms of the Intercreditor Agreement, and otherwise satisfactory to the Revolving Loan Lender.

7.15           Financial Covenants.

(a)       Minimum Availability. Permit Availability (as defined in the Revolving Loan Agreement as in effect on the Closing Date or as otherwise amended after the Closing Date in accordance with the terms of the Intercreditor Agreement) at any time to be less than the greater of (a) ten percent (10%) of the Loan Cap (as defined in the Revolving Loan Agreement as in effect on the Closing Date or as otherwise amended after the Closing Date in accordance with the terms of the Intercreditor Agreement) and (b) $3,000,000; and

(b)       Minimum Consolidated EBITDA. For any period when the outstanding principal balance of the Obligations to the Lender exceeds $5,000,000, permit Consolidated EBITDA measured on a Fiscal Quarter-end basis to be less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Minimum Consolidated EBITDA
For the twelve-Fiscal Month period ending May 2, 2020	$(5,000,000)
For the twelve-Fiscal Month period ending August 1, 2020	$(5,000,000)
For the twelve-Fiscal Month period ending October 31, 2020	$(5,000,000)
For the twelve-Fiscal Month period ending January 30, 2021	$(5,000,000)
For the twelve-Fiscal Month period ending May 1, 2021	$(4,500,000)
For the twelve-Fiscal Month period ending July 31, 2021	$(4,000,000)
For the twelve-Fiscal Month period ending October 30, 2021	$(3,500,000)
For the twelve-Fiscal Month period ending January 29, 2022 and for the twelve-Fiscal Month period ending each subsequent Fiscal Quarter thereafter	$(3,000,000)

Article VIII

EVENTS OF DEFAULT AND REMEDIES

8.01           Events of Default. Any of the following shall constitute an Event of Default:

(a)       Non-Payment. The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan, or (ii) any interest on any Loan or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

(b)       Specific Covenants. Any Loan Party fails to perform or comply with any term, covenant or agreement contained in any of Section 6.01, 6.02 (other than subsection (f) thereof), 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.13 or 6.14 or Article VII; or

(c)       Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for fifteen (15) days; or

(d)       Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)       Cross-Default. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(f)        Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for thirty (30) calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or

(g)       Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person; or

(h)       Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $4,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i)        ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $4,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $4,000,000 or which would reasonably likely result in a Material Adverse Effect; or

(j)        Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Affiliate thereof contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) except as permitted by the Loan Documents and the Intercreditor Agreement, any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any Affiliate thereof not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or

(k)       Change of Control. There occurs any Change of Control; or

(l)        Cessation of Business. Except as otherwise expressly permitted hereunder (including, without limitation, in connection with a Permitted Disposition), any Loan Party shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business; or

(m)     Loss of Collateral. There occurs any uninsured loss to any portion of the Collateral with a fair market value in excess of $5,000,000; or

(n)       Indictment. The indictment or institution of any legal process or proceeding against, any Loan Party or any Subsidiary thereof, under any federal or state criminal statute, rule, regulation, order, or other requirement having the force of law for a felony; or

(o)       Guaranty. The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document; or

(p)       Subordination. (i) The provisions of the Intercreditor Agreement (or any other intercreditor agreement entered into by Lender after the date hereof, any such provisions being referred to collectively as the “Intercreditor Provisions”), shall, without Lender consent, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness, in each case other than in accordance with its terms; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, or (B) that the Intercreditor Provisions exist for the benefit of the Credit Parties.

8.02           Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a)       declare the Commitments of the Lender to make Loans to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)       declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and

(c)        whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the occurrence of any Event of Default with respect to any Loan Party under Section 8.01(f), the obligation of the Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03           Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Lender for its own account in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III);

Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations;

Third, to the payment of that portion of the Obligations constituting unpaid principal of the Loans;

Fourth, to payment of all other Obligations; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Article IX

MISCELLANEOUS

9.01           Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Lead Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.02           Notices; Effectiveness; Electronic Communications.

(a)                Notices Generally.

(i)                 Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, to the address, electronic mail address or telephone number specified for such person on Schedule 9.02:

(ii)               Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)       Electronic Communications. Notices and other communications to the Loan Parties and the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender; provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the intended recipient’s receipt of the notice or communication, which shall be evidenced by an acknowledgment from the intended recipient (such as by the “delivery receipt” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and provided further that if the sender receives an “out-of-office” reply e-mail, that notice or other communication shall be deemed received upon the sender’s compliance with the instructions in such “out-of-office” reply e-mail regarding notification to another person in the intended recipient’s absence, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)       Change of Address, Etc. Each of the Loan Parties and the Lender may change its address or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d)       Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic Request for Loan) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof, except to the extent reliance on the same would constitute gross negligence or willful misconduct. The Loan Parties shall indemnify the Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

9.03           No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

9.04           Expenses; Indemnity; Damage Waiver.

(a)       Costs and Expenses. The Borrowers shall pay all Credit Party Expenses.

(b)       Indemnification by the Loan Parties. The Loan Parties shall indemnify the Lender (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Lender (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)       Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(d)       Payments. All amounts due under this Section shall be payable on demand therefor.

(e)       Survival. The agreements in this Section shall survive the assignment of any Commitment or Loan by the Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

9.05           Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.06           Successors and Assigns.

(a)       Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Lender. The Lender may at any time, without consent of, or notice to, the Loan Parties, assign or otherwise transfer any of its rights or obligations hereunder (i) to an Eligible Assignee pursuant to an Assignment and Assumption, (ii) by way of participation in accordance with the provisions of subsection Section 9.06(b), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(d); provided however, that the Lender may not assign or otherwise transfer any of its rights and obligations hereunder if the result of such assignment or transfer would be to require payment by any Loan Party of additional amounts under Section 3.01; and provided further, to the extent that the Lender assigns any portion of its rights and/or obligations under this Agreement, the Borrowers agree to enter into any such amendments to this Agreement or the other Loan Documents as may be reasonably required by Lender in connection therewith, including, but not limited to, accommodating for multiple lenders and agents, as necessary. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (b) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)       Participations. Lender may at any time, without the consent of, or notice to, the Loan Parties, sell participations to any Person (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that, (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement, and (iv) so long as no Specified Event of Default shall have occurred and be continuing, the Lender shall not sell participations to any Person that is a Competitor of the Loan Parties. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 9.07 as if such Participant was the Lender hereunder.

Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would reduce the principal of or the interest rate on the Loans, extend the term or increase the amount of the Commitment, as it relates to such Participant, or reduce the amount of any commitment fee payable pursuant to Section 2.08(a) to which such Participant is entitled. Subject to subsection (c) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Section 3.01 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to Section 9.06(a)

(c)       Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent.

(d)      Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

(e)       Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.07           Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses pursuant to the terms of the Loan Documents, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

9.08           Right of Setoff. If an Event of Default shall have occurred and be continuing or if the Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, the Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to the Lender, regardless of the adequacy of the Collateral, and irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agree to notify the Lead Borrower promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

9.09           Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.10           Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by .pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

9.11           Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default at the time of any Delayed Draw Term Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. Further, the provisions of Sections 3.01 and 9.04 shall survive and remain in full force and effect regardless of the repayment of the Obligations or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Lender may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any Obligations that may thereafter arise under Section 9.04.

9.12           Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13           Governing Law; Jurisdiction; Etc.

(a)        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)        SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF REQUIRED TO REALIZE UPON ANY COLLATERAL.

(c)       WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)      SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02, EXCLUDING SERVICE OF PROCESS BY E-MAIL. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)       ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AND, EXCEPT AS PROVIDED IN THE LAST SENTENCE OF SECTION 9.13(b), EACH CREDIT PARTY, AGREES THAT ANY ACTION COMMENCED BY IT ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

9.14           Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.15           No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

9.16           USA PATRIOT Act Notice. The Lender hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.17           Foreign Asset Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to, (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

9.18           Time of the Essence. Time is of the essence of the Loan Documents.

9.19           Publicity. Each Loan Party consents to the publication by the Lender of advertising material, including any “tombstone” or comparable advertising, on its website or in other marketing materials of Lender, relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo, trademark or other insignia. The Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof. The Lender reserves the right to provide to industry trade organizations and loan syndication and pricing reporting services information necessary and customary for inclusion in league table measurements. Notwithstanding the foregoing or anything in the Loan Documents to the contrary, the Lender consents to the disclosure by the Loan Parties of all information required to be disclosed in accordance with applicable Securities Laws, as determined by the Lead Borrower in good faith.

9.20           Additional Waivers.

(a)       The Obligations are the joint and several obligations of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Lender or any other Credit Party.

(b)       The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitment), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitment).

(c)       To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitment. The Lender and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitment has been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)       Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitment. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness; provided, that, payment of such indebtedness on ordinary business terms is permitted except after the occurrence and during the continuance of an Event of Default. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Lender to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Voidable Transactions Act (“UVTA”), Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UVTA, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UVTA, Section 4 of the UFTA, or Section 5 of the UFCA.

9.21           No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.22           Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

[ Signature pages follow ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWERS:

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Luke R. Komarek
Name:	Luke R. Komarek
Title:	Senior Vice President, General Counsel and Corporate Secretary

CHRISTOPHER & BANKS, INC.

By:	/s/ Luke R. Komarek
Name:	Luke R. Komarek
Title:	Senior Vice President, General Counsel and Corporate Secretary

CHRISTOPHER & BANKS COMPANY

By:	/s/ Luke R. Komarek
Name:	Luke R. Komarek
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature page to Credit Agreement]

LENDER:

ALCC, LLC

By:	/s/ Frank Stadelmaier
Name:	Frank Stadelmaier
Title:	Authorized Signatory

[Signature page to Credit Agreement]

AG SCHEDULE 1.01

Borrowers

Christopher & Banks Corporation

Christopher & Banks, Inc.

Christopher & Banks Company

AG SCHEDULE 5.01

organizational information

Christopher & Banks Corporation

State of Incorporation: Delaware

Organization Type: Corporation

Organization Number: 2108619

Federal Employer Identification Number: 061195422

Christopher & Banks, Inc.

State of Incorporation: Minnesota

Organization Type: Corporation

Organization Number: 1B-321

Federal Employer Identification Number: 410851237

Christopher & Banks Company

State of Incorporation: Minnesota

Organization Type: Corporation

Organization Number: 11X-528

Federal Employer Identification Number: 412022506

AG SCHEDULE 5.05

supplement to interim financial statements
(MATERIAL INDEBTEDNESS)

None.

AG SCHEDULE 5.06

Litigation

On August 14, 2019, Mark Gottlieb, a Company stockholder, filed a purported class action proceeding against Jonathan Duskin; Seth Johnson; Keri Jones; Kent Kleeberger; William Sharpe, III; Joel Waller and Laura Weil (the “Named Directors”), B. Riley FBR, Inc. and B. Riley Financial Inc., in the Court of Chancery in the State of Delaware, on behalf of himself and all stockholders who held shares as of December 20, 2018.  The lawsuit alleges that the Named Directors breached their duty of loyalty in connection with the Company’s rejection in December of 2018, of an unsolicited bid to acquire the Company.  The lawsuit further alleges that the B. Riley firms aided and abetted the asserted breach of the duty of loyalty by the Named Directors.  The Company believes the Complaint is without merit.  The Named Directors and the Company on their behalf, together with the B. Riley firms, intend to defend the lawsuit vigorously. On September 18, 2019, the Named Defendants filed a motion to dismiss the Plaintiff’s complaint for failure to state a claim upon which relief can be granted. The motion has been briefed by Plaintiff and the Defendants and oral argument on the motion was held before the Court of Chancery on February 13, 2020.

AG SCHEDULE 5.08(b)(1)

owned Real Estate

None

AG SCHEDULE 5.08(b)(2)

leased Real estate

2400 Xenium Lane North, Plymouth, MN 55441

See attached “Store Locations” list, current as of February 19, 2020

AG SCHEDULE 5.09

environmental matters

None.

AG SCHEDULE 5.10

insurance

See attached schedule.

Christopher & Banks Insurance Policy Schedule
Effective 2/19/2020

Insurance Coverage	Insurance Provider	Policy Dates	Broker
Commercial Property	Affiliated FM	2/1/20 – 2/1/21	Willis Towers Watson
Cargo	Travelers Property Casualty Company	2/1/20 – 2/1/21	Willis Towers Watson
Commercial General Liability	Crum & Forster – The North River Insurance Company (United States Fire Insurance Company)	2/1/20 – 2/1/21	Willis Towers Watson
Commercial Auto	Crum & Forster – The North River Insurance Company (United States Fire Insurance Company)	2/1/20 – 2/1/21	Willis Towers Watson
Workers’ Compensation, and General Liability	Crum & Forster – The North River Insurance Company (United States Fire Insurance Company)	2/1/20 – 2/1/21	Willis Towers Watson
International Package	Continental Insurance Company (CNA)	2/1/20 – 2/1/21	Willis Towers Watson
Commercial Umbrella	Crum & Forster – The North River Insurance Company (United States Fire Insurance Company) – Primary - $10M Liberty Insurance (Ohio Casualty Insurance Company) - $15M x $10M	2/1/20 – 2/1/21	Willis Towers Watson
Excess Follow Form liability	Continental Insurance Company (CNA) - $25M x $25M	2/1/20 – 2/1/21	Willis Towers Watson
Surety – Custom’s Bond	International Fidelity Insurance Company (IFIC)	12/8/19 – 12/7/20	Willis Towers Watson
Cyber Insurance Coverage	Beazley - $10M AIG - $10M x $10M	2/1/20 – 1/31/21	Willis Towers Watson
Primary Directors & Officers Liability	National Union Fire Ins. Co of Pittsburgh (AIG) – Extension - $10M	2/1/20 – 2/1/21	Willis Towers Watson
1st Excess Directors & Officers Liability	Endurance Risk Solutions Assurance Co (Sompo) – Extension $10M x $10M	2/1/20 – 2/1/21	Willis Towers Watson

Insurance Coverage	Insurance Provider	Policy Dates	Broker
2nd Excess Directors & Officers Liability	Continental Casualty Company (CNA) – Extension - $10M x $20M	2/1/20 – 2/1/21	Willis Towers Watson
3rd Excess Directors & Officers Liability	XL Specialty Insurance Company – Extension - $5M x $30M	2/1/20 – 2/1/21	Willis Towers Watson
4th Excess Directors & Officers Liability	Beazley Insurance Company – Extension - $10M x $35M	2/1/20 – 2/1/21	Willis Towers Watson
5th Excess Directors & Officers Liability	National Union Fire Insurance Co of Pittsburgh (AIG) – Extension - $10M x $45M	2/1/20 – 2/1/21	Willis Towers Watson
Primary Employment Practices Liability	National Union Fire Ins. Co of Pittsburgh (AIG) - $5M	2/1/20 – 2/1/21	Willis Towers Watson
1st Excess Employment Practices Liability	AXIS Insurance Company - $5M x $5M	2/1/20 – 2/1/21	Willis Towers Watson
Fiduciary Liability	National Union Fire Ins. Co of Pittsburgh	2/1/20 – 2/1/21	Willis Towers Watson
Crime Coverage	AXIS	2/28/20 – 2/28/21	Willis Towers Watson

AG SCHEDULE 5.13

subsidiaries; other equity investments

(a)       Ownership of Christopher & Banks, Inc. and Christopher & Banks Company:

Owner	Issuer	Type of Equity Interests	# of Equity Interests	Certificate Number	Percentage Ownership
Christopher & Banks Corporation	Christopher & Banks, Inc.	Common Stock	1,000 Shares	3	100%
Christopher & Banks, Inc.	Christopher & Banks Company	Common Stock	1,000 Shares	1	100%

(b)       None.

SCHEDULE 5.17

intellectual property matters

None.

AG SCHEDULE 5.18

Labor matters

None.

AG SCHEDULE 5.24

material contracts

[***]

Schedule 6.02

Financial and Collateral Reporting

Concurrently with the delivery of Borrowing Base Certificates (as defined in the Revolving Loan Agreement) to the Revolving Loan Lender in accordance with Section 6.02(c) of the Revolving Loan Agreement, the Loan Parties shall provide to Lender:

1.       a copy of the Borrowing Base Certificate;

2.       a consigned inventory report (in form and detail as the Lender from time to time may specify), which report shall include (i) the aggregate cost of goods which are consigned to a Loan Party as of the close of business as of the last day of the immediately preceding Fiscal Month and (ii) the aggregate amount of payables owed to consignors as of the close of business as of the last day of the immediately preceding Fiscal Month; provided, that at any time that an Accelerated Borrowing Base Delivery Event (as defined in the Revolving Loan Agreement) has occurred and is continuing, at the election of the Lender, such consigned inventory report shall specify the required information as of the close of business on the immediately preceding Saturday; and

3.       a PMSI Inventory (as defined in the Revolving Loan Agreement) report (in form and detail as the Lender from time to time may specify), which report shall include (i) the aggregate cost of PMSI Inventory which the Loan Party owns as of the close of business as of the last day of the immediately preceding Fiscal Month and (ii) the aggregate amount of payables owed to the creditors of any PMSI Inventory Indebtedness (as defined in the Revolving Loan Agreement) as of the close of business as of the last day of the immediately preceding Fiscal Month; provided, that at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, at the election of the Lender, such consigned PMSI Inventory report shall specify the required information as of the close of business on the immediately preceding Saturday.

Within three (3) Business Days following the close of each fiscal week of the Loan Parties, for the prior retail week just ended, copies of the following internally prepared reports: (a) Facilities Management Report – Merchandise within Facilities (Stock Ledger) reflecting inventory at retail, cost, and units including in-transit inventory; (b) a sales driver report reflecting: (i) for stores with traffic counters, traffic and conversion trends by store by format (including eCommerce); (ii) for all stores by format (including e-Commerce), number of transactions and average size of basket and (c) an inventory on order report showing inventory on order by department by vendor and number of units at cost and retail cost and (d) a sales and margin report by department and by channel reflecting sales dollars, sales units, gross margin dollars, EOP inventory units and cost.

On or before the third Friday following the close of each Fiscal Month of the Loan Parties, for the prior retail month just ended, a copy of the following internally prepared report, an accounts payable aging report by vendor.

Within ten (10) Business Days of receipt, any report or analysis prepared by a third-party at the request of a Loan Party assessing the Loan Parties future liquidity or involving a proposed restructuring or turnaround of its business.

SCHEDULE 7.01

EXISTING LIENS

Christopher & Banks Corporation
Lienholder	Amount of Obligation Secured	Property/Asset Secured
N/A

Christopher & Banks, Inc.
Lienholder	Amount of Obligation Secured	Property/Asset Secured
N/A

Christopher & Banks Company
Lienholder	Amount of Obligation Secured	Property/Asset Secured
N/A

AG SCHEDULE 7.02

InvestmentS

None.

INVESTMENT policy

See attached.

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES

INVESTMENT POLICY

Approved by the Audit Committee on December 3, 2014 and supersedes all prior Investment Policies and Addendums thereto.

Contents
Statement of Purpose	22
Policy Review & Approval	22
Investment Objectives	22
Investment Committee	22
Investment Advisers	22
Legal & Regulatory Compliance	23
Investment Guidelines	23

1.                   Statement of Purpose

The purpose of this Investment Policy (the “Policy”) is to establish guidelines for the investment of the general funds of Christopher & Banks Corporation and its subsidiaries (“the Company”).

Specifically, the Policy:

1.	Identifies investment objectives;
2.	Specifies investment authority and responsibility; and
3.	Establishes investment portfolio guidelines.

The Company believes a sound Investment Policy is essential to developing strategies that ensure the investment objectives of the Company are achieved.

2.                   Policy Review & Approval

Senior management, with the assistance of its investment advisers, if any, shall annually review the Policy with the Audit Committee of the Company’s Board of Directors. Changes in this Policy must be approved by the Audit Committee of the Board of Directors, and following any such revisions or approvals, the updated Policy will be provided to the other members of the Company’s Board of Directors.

3.                   Investment Objectives

The Company’s primary investment objectives are, in order of importance, as follows:

4.	Safety of principal;
5.	Maintenance of adequate liquidity; and
6.	Maximization of after-tax, after-fees return on investment.

7.                   Investment Committee

There shall be an Investment Committee consisting of (i) the Chief Executive Officer (“CEO”), (ii) the Chief Financial Officer (“CFO”), (iii) the Vice President, Controller (“Controller”) and (iv) the Vice President, Tax and Treasury (“VP Tax”) (collectively, the “Committee”). The Committee shall meet periodically and at any meeting at which the CEO and two (2) or more other members are present the Committee shall have the authority to retain investment advisers, open securities accounts, and transfer cash or securities between sub-portfolios, securities custodial accounts or the Company’s cash concentration account. Any one member of the Committee may transfer cash between the Company’s cash concentration account and its money market account or other operating account utilized for meeting the Company’s immediate liquidity needs, consistent with the Company’s internal control procedures. The Committee also may take one or more of the above actions by unanimous written consent.

8.                   Investment Advisers

The Company may choose to hire the services of one or more investment management firms and give such parties discretionary authority over individual security selection and transaction execution, provided that each such firm and its affiliates may not have more than seventy-five percent (75%) of the Company’s investable assets under its management at any one time and that they agree in writing to:

1.	Manage the Company’s assets in accordance with all applicable laws and regulations and this Policy;
2.	Promptly inform the Company of material events related to the credit markets as a whole as well as those matters effecting the safety or liquidity of any of the Company’s specific investments;
3.	Contact a member of the Committee promptly upon the occurrence of any of the following events:
(i)	a security held in the portfolio is placed on “Negative Outlook” or “CreditWatch with Negative Implications”;
(ii)	a security held in the portfolio is downgraded and note whether or not it causes the credit quality of that security to fall below the minimum standards stated in this Policy; or
(iii)	the value of the investments under its management decreases by the lesser of $500,000 or five percent (5%).*
4.	Conduct the purchase and sale of securities designed to receive the best price and execution, provided that, in any individually managed portfolio, no securities shall be sold that result in a loss of $10,000 or more without the prior written approval of the CEO and either the CFO or VP Tax;
5.	Provide monthly written reports within 10 days following the last trading day of the month describing portfolio holdings, transactions, and performance. Such reports must be made available to the Company via the manager’s or custodian’s website or in paper copy;
6.	In the event of a change in the Company’s tax status, the Company will inform the managers of the portfolios effected who will then be responsible for factoring such change into the portfolio’s reported after-tax yield;
7.	Promptly inform the Company of matters pertinent to the placement of its assets with the investment management firm such as significant changes in ownership and relevant personnel changes;
8.	Meet in person with Company management at least quarterly or more often if deemed necessary by the Company;
9.	Attend the Company’s Audit Committee meetings if requested by management or the Committee;
10.	At least annually, review and recommend changes to this Investment Policy as appropriate; and
11.	Limit fund transfers to and from the Company’s securities custodial accounts to its designated cash concentration account.

*	Note: Promptly following any notice under Section 3(iii) above, a member of the Investment Committee shall promptly notify the members of the Audit Committee. In addition, a member of the Investment Committee shall also promptly notify the members of the Audit Committee if the value in the aggregate of the investable assets covered by this Policy decreases by the lesser of $500,000 or five percent (5%).

9.                   Legal & Regulatory Compliance

The management and investment of Company funds is to be done in full compliance with all applicable laws and regulations and shall be reviewed and modified as necessary to comply with changes in laws and regulations.

10.               Investment Guidelines

The Company will maintain adequate cash to meet its daily, weekly, and monthly liquidity needs in bank accounts or money market funds.

Remaining corporate funds shall be invested only in Eligible Investments and further classified into one of three sub-portfolios – Enhanced Cash, Short Duration and Intermediate Duration – each as further described in Tables I and II below. The amount of funds allocated to each sub-portfolio may change over time as directed by the Company.

Table I. Eligible Investments
Instrument (Abbreviation)		Minimum Credit Rating (Note 1) (S&P/Moody’s/Fitch)
		Short Term	Long Term
Money Market Mutual Funds	MMF	N/A
Other Mutual Funds	MF	Notes 2, 4
Repurchase Agreements	Repo	Note 3
Derivatives	--	Note 4
U.S. Treasuries	UST	N/A
Federal Agencies	USA	N/A
FDIC Insured Certificates of Deposit	CD	N/A	N/A
Commercial Paper – Taxable	CCP	A-1/P-1/F-1	N/A
Commercial Paper – Tax Exempt	MCP	A-1/MIG 1 or VMIG 1/F-1	N/A
Sovereigns (dollars only)	SOV	N/A	AA-/Aa3/AA-
Corporate Bonds	Corp	N/A	A-/A3/A-
Municipal Bonds	Muni	N/A	A-/A3/A-

1.       Investments will be considered to have the highest rating if there is more than rating agency rating the investment.

2.       An open-end mutual fund may be an Eligible Investment provided that its stated investment objectives are consistent with the Company’s investment objectives and portfolio guidelines as described herein and it complies with all applicable requirements of the Investment Company Act of 1940, as amended, including the provision of a daily liquidity feature at net asset value.

3.       Repurchase agreements must be collateralized with U.S. Treasury or Agency securities.

4.       Prohibited Investments: Direct investment in derivatives is prohibited; however a qualifying Mutual Fund as defined in Note 2 may use interest rate swaps, futures, or options to hedge against changes in interest rates and lock in yields.

Table II. Portfolio Guidelines
Min Wtd Avg Portfolio Quality (Notes 1 & 2)	Investment Sub-Portfolio	Sub-Portfolio Yield Benchmarks	Max Duration	Sub-Portfolio Concentration Limits
				Instrument		Per Issue (Note 3)	Sub-Portfolio Max
				Name	Max Maturity
AA-/ Aa3/AA-	Enhanced Cash	Note 4	N/A	MMFs	N/A	none	Up to 100%
				USTs	1 year		Up to 100%
				USAs	1 year		Up to 75%
				Repos	7 days		Up to 50%
				CDs	1 year	5% or less of sub-portfolio	Up to 25%
				CCP or MCP	1 year		Up to 75%
				Corps	1 year		Up to 25%
				Munis	1 year		Up to 100%
	Short Duration (~1-3 yr maturities)	BAML 1-3 Year Treasury Index or Barclays Capital 1 Year Municipal Bond Index	2 years or less	USTs	N/A	none	Up to 100%
				USAs			Up to 75%
				MFs			Up to 100%
				SOVs		5% or less of sub-portfolio	Up to 25%
				MRS			Up to 25%
				ABS			Up to 25%
				Corps			Up to 25%
				Munis			Up to 100%
	Intermediate Duration (~4-7 yr maturities)	BAML 1-3 Year Treasury Index or Barclays Capital 5 Year Municipal Bond Index	4 years or less	USTs	N/A	none	Up to 100%
				USAs			Up to 75%
				MFs			Up to 100%
				SOVs		5% or less of sub-portfolio	Up to 25%
				MRS			Up to 25%
				ABS			Up to 25%
				Corps			Up to 25%
				Munis			Up to 100%

1.       Initial Quality: At the time of purchase, no more than 10% of the securities in a sub-portfolio may be rated A-/A3/A- or less. Also at the time of purchase, no more than 5% of the securities in a sub-portfolio may be unrated.

2.       Downgrades: In the event a security in an individually managed sub-portfolio is downgraded subsequent to purchase and causes a violation of minimum weighted average portfolio quality, the downgraded security may be held by the manager only after obtaining the Company’s written approval. If such approval is not obtained, the security must be sold as soon as practical but in all instances within 30 days of the downgrade.

3.       Per Issue Limit: The “per issue limit” of 5% or less is determined at time of purchase, for example, if $50 million is allocated to a given sub-portfolio, then the maximum investment in any one municipal or corporate issue would be $2.5 million.

4.       Yield Benchmarks: Acceptable yield benchmarks for the Enhanced Cash sub-portfolio include the Lipper Money Market Fund Index, the Lipper Short US Treasury Index, the Barclays 1-3 Month Treasury Index, the Bank of America Merrill Lynch (“BAML”) 1-3 Month Treasury Index, and the BAML 6 Month Treasury Index.

AG SCHEDULE 7.03

Existing indebtedness

None.

AG SCHEDULE 7.09

affiliate Transactions

None.

Schedule 9.02

Lenders Officer; Certain Addresses for Notices

ALCC, LLC
c/o Angelo Gordon Management, LLC
245 Park Avenue
New York, New York 10167
Attn:	Robert Barnhard
Michael Fantasia
E-Mail:	rbarnhard@angelogordon.com
mfantasia@angelogordon.com

With a copy to (which shall not constitute notice)

Riemer & Braunstein LLP
100 Cambridge Street, 22nd Floor
Boston, Massachusetts 02114-2527
Attn:	Donald E. Rothman
E-Mail:	DRothman@riemerlaw.com

EXHIBIT A

FORM OF REQUEST FOR LOAN

___________, _____

To:	ALCC, LLC, as Lender
245 Park Avenue
New York, New York 10167

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of February 27, 2020 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Christopher & Banks Corporation, a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, and (iv) ALCC, LLC (the “Lender”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

11.	1.	The Lead Borrower hereby requests a Borrowing:

12.

13.(a)	On ______________ (a Business Day)[1]

14.(b)	In the amount of $_____________________[2]

The Lead Borrower hereby represents and warrants (for itself and on behalf of the other Borrowers) that (a) the Borrowing requested herein complies with Section 2.01 and the other provisions of the Credit Agreement and (b) the conditions specified in Section 4.02 of the Credit Agreement have been satisfied on and as of the date specified in Item 1(a) above.

[Signature Page to Follow]

1 Each notice of a Borrowing must be received by the Lender not later than 11:00 a.m. (i) five (5) Business Days prior to the requested date of any Borrowing.

2 Each Borrowing must be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

IN WITNESS WHEREOF, the undersigned has caused this Notice to be duly executed as of the date set forth above.

CHRISTOPHER & BANKS CORPORATION, as Lead Borrower

By:
Name:
Title:

[Signature Page to Request for Loan]

EXHIBIT B

[FORM OF NOTE]

NOTE

$10,000,000.00	February 27, 2020

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of ALCC, LLC, (hereinafter, with any subsequent holders, the “Lender”), 245 Park Avenue, New York, New York 10167, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00), or, if less, the aggregate outstanding principal balance of each Delayed Draw Term Loan made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of February 27, 2020 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among the Borrowers, the Lender, and the guarantors from time to time party thereto.

This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lender’s books and records concerning the Delayed Draw Term Loan, the accrual of interest thereon, and the repayment of such Delayed Draw Term Loan, shall be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by the Lender in exercising or enforcing any of such Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Each Borrower, and each endorser and guarantor of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.

This Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to any Borrower, any endorser, and any guarantor, is to such Person individually; each reference to the Borrowers, the endorsers or the guarantors is to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Each of the Borrowers iRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF REQUIRED TO REALIZE UPON ANY COLLATERAL.

EACH OF THE Borrowers IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS HEREIN.

[Signature Page to Follow]

31

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed as of the date set forth above.

BORROWERS:

CHRISTOPHER & BANKS CORPORATION

By:
Name:
Title:

CHRISTOPHER & BANKS, INC.

By:
Name:
Title:

CHRISTOPHER & BANKS COMPANY

By:
Name:
Title:

[Signature Page to Note]

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

_____________, ______

To:	ALCC, LLC, as Lender
245 Park Avenue
New York, New York 10167

Re:	COMPLIANCE CERTIFICATE

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of February 27, 2020 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Christopher & Banks Corporation, a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, and (iv) ALCC, LLC (the “Lender”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies to you as follows:

No Default.

To the knowledge of the undersigned Responsible Officer, except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

If a Default or Event of Default has occurred and is continuing, the Borrowers propose to take action as set forth in Appendix I with respect to such Default or Event of Default.

Financial Calculations. Attached hereto as Appendix II are reasonably detailed calculations necessary to determine:

whether Availability was less than the greater of (a) ten percent (10%) of the Loan Cap (as defined in the Revolving Loan Agreement as in effect on the Closing Date or as otherwise amended after the Closing Date in accordance with the terms of the Intercreditor Agreement) and (b) $3,000,000; and

for any period when the outstanding principal balance of the Obligations to the Lender exceeds $5,000,000, whether Consolidated EBITDA measured on a Fiscal Quarter-end basis is less than the required amount set forth in the table appearing in Section 7.15(b) of the Credit Agreement for the applicable period.

No Material Accounting Changes, Etc. The consolidated financial statements furnished to the Lender for the [Fiscal Month/Fiscal Year] ending [_____] fairly present in all material respects the financial condition, results of operations and cash flows of the Lead Borrower and its Subsidiaries as of the end of such [Fiscal Month/Fiscal Year] in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and the consolidating statements fairly present in all material respects the financial condition, results of operations and cash flows of the Lead Borrower and its Subsidiaries when considered in relation to the consolidated financial statements. There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished to the Lender for the year ending [_____], other than the material accounting changes as disclosed on Appendix III hereto.

[Signature Page to Follow]

IN WITNESS WHEREOF, I have executed this certificate as of the date first written above.

By:
Responsible Officer of Lead Borrower

Name:
Title:

[Signature Page to Compliance Certificate]

Appendix I

Except as set forth below, no Default or Event of Default presently exists. [If a Default or Event of Default exists, the following describes the nature of the Default in reasonable detail and the steps being taken or contemplated by the Borrowers to be taken on account thereof.]

Appendix II

Calculation of Availability

1.	The Loan Cap (as defined in the Revolving Loan Agreement as in effect on the Closing Date or as otherwise amended after the Closing Date in accordance with the terms of the Intercreditor Agreement):
2.	Total Outstandings (as defined in the Revolving Loan Agreement as in effect on the Closing Date or as otherwise amended after the Closing Date in accordance with the terms of the Intercreditor Agreement):
3.	Availability (Line 1 minus Line 2):

In compliance with Section 7.15(a) of the Credit Agreement? [Yes/No]

Calculation of Consolidated EBITDA

1.	Consolidated Net Income of Lead Borrower and Subsidiaries:
2.	Consolidated Interest Charges:
3.	provision for Federal, state, local and foreign income Taxes:
4.	depreciation and amortization expenses:
5.	non-cash stock compensation:
6.	Pro Forma Cost Savings:
7.	Other non-recurring expenses which do not represent a cash item:
8.	Total of Lines 2 through 7 (to the extent deducted in calculating such Consolidated Net Income):
9.	Federal, state, local and foreign income tax credits:
10.	non-recurring, non-cash items increasing Consolidated Net Income:
11.	Total of Lines 9 through 10 (to the extent included in calculating such Consolidated Net Income):
12.	Consolidated EBITDA (Line 1 plus Line 8 minus Line 11):
13.	Required Minimum Consolidated EBITDA for the 12 Fiscal Month period ending [__________], 20[___] (or N/A if the outstanding Principal balance of the Obligations equals or is less than $5,000,000):

In compliance with Section 7.15(b) of the Credit Agreement? [Yes/No]

Appendix III

Except as set forth below, no material changes in GAAP or the application thereof have occurred since [the date of the most recently delivered financial statements to the Lender prior to the date of this Certificate]. [If material changes in GAAP or in application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such material change in GAAP or in application thereof in the determination of the calculation of the financial statements described in the Credit Agreement].

2592103.2

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement dated as of February 27, 2020 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Christopher & Banks Corporation, a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto from time to time, and (iv) ALCC, LLC, (the “Lender”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

______________________________ (the “Assignor”) and ___________________ (the “Assignee”) agree as follows:

The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the date hereof (including, without limitation, such interest in each of the Assignor’s outstanding Commitments, if any, and the Loans (and related Obligations) owing to it) specified in Section 1 of Schedule I hereto. After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Loans owing to the Assignor and the Assignee and the amount of Letters of Credit participated in by the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

The Assignor: (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens and that it is legally authorized to enter into this Assignment and Assumption; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms, in the case of an Assignee who is not a Lender, an Affiliate of a Lender, or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the Assignor subject to this Assignment and Assumption, is not less than $____________, or, if less, the entire remaining amount of the Assignor’s Commitment and the Loans at any time owing to it, unless the Lender otherwise consents (such consent not to be unreasonably withheld or delayed).

The Assignee: (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon the Assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (d) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; (e) agrees that, if the Assignee is a Foreign Lender entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which the applicable Loan Party is resident for tax purposes, it shall deliver to the Loan Parties (in such number of copies as shall be requested by the recipient) whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Loan Parties within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, United States Federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made; and (f) represents and warrants that it is an Eligible Assignee.

The effective date of this Assignment and Assumption shall be the date specified on Schedule I hereto (the “Effective Date”).

From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Assumption, shall have the rights and obligations of a Lender under the Credit Agreement, and (b) the Assignor shall, to the extent of the interest assigned by this Assignment and Assumption, be released from its obligations under the Credit Agreement.

This Assignment and Assumption shall be governed by, and be construed in accordance with, the laws of the State of New York.

[Signature Page to Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):

[Address]

Schedule I

Section 1.       Percentage/Amount of Commitments/Loans Assigned by Assignor to Assignee.

Applicable Percentage assigned by Assignor:	______%

Commitment assigned by Assignor:	$_______________

Aggregate Outstanding Principal Amount of Loans assigned by Assignor:	$_______________

Section 2.       Percentage/Amount of Commitments/Loans by Assignor and Assignee after giving effect to Assignment and Assumption.

Assignor’s Applicable Percentage	______%

Assignee’s Applicable Percentage:	______%

Assignor’s Commitment:	$_______________

Assignee’s Commitment:	$_______________

Aggregate Outstanding Principal Amount of
Loans Owing to Assignor:	$_______________

Aggregate Outstanding Principal Amount of Loans Owing to Assignee:	$_______________

Section 3.       Effective Date

Effective Date:	_______________, _____